Exhibit 5.1

November 8, 2018

DASAN Zhone Solutions, Inc.
7195 Oakport Street
Oakland, California 94621
Ladies and Gentlemen:
As legal counsel for DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the “Registration Statement”) of up to  2,000,000 shares (the “Shares”) of the common stock, $0.001 par value, of the Company pursuant to the DASAN Zhone Solutions, Inc. 2018 Employee Stock Purchase Plan (the “ESPP Plan”).
We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed, without independent investigation, the following: (i) the genuineness of all signatures on all documents; (ii) that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; (iii) the due authority of the parties signing any document on behalf of a party (other than the Company); (iv) the authenticity and completeness of all documents submitted to us as originals; (v) the completeness and conformity to the originals of all documents submitted to us as certified or photostatic copies; (vi) that all public records reviewed or relied upon by us are true and complete; (vii) that all statements and information contained in any documents are true and complete; (viii) that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. We have also assumed that the offer and sale of the Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the ESPP Plan.
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.
Based on such examination, and subject to and limited by the foregoing, we are of the opinion that the Shares which may be issued pursuant to the ESPP Plan, are duly authorized and, when issued against receipt of the consideration therefor in accordance with the provisions of the ESPP Plan, will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in said Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S‑K.
This opinion letter is given to you solely for use in connection with the issuance of the Shares in accordance with the Registration Statement and is not to be relied on for any other purpose. This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof, or (ii) to reflect any facts or circumstances which may hereafter come to our attention after the date hereof. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.
Respectfully submitted,
/s/ DLA Piper LLP (US)